                                                                      EXHIBIT 12
                             ILLINOIS POWER COMPANY
         STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (THOUSANDS OF DOLLARS)

                                               YEAR ENDED          **                          **
                                              DECEMBER 31,    SUPPLEMENTAL                SUPPLEMENTAL
                                              --------------------------------------------------------------------------------
                                                  1989            1989          1990          1990          1991        1992
                                              ------------    ------------    --------    ------------    --------    --------
Earnings Available for Fixed Charges and
  Preferred Stock Dividend Requirements:
Net Income (Loss) per "Statement of
  Income"....................................  $ (288,432)     $ (288,432)    $(78,484)     $(78,484)     $109,244    $122,088
  Add:
    Income Taxes:
      Current................................     (43,577)        (43,577)      21,307        21,307        29,369      22,930
      Deferred -- Net........................      91,764          91,764       36,545        35,545        45,990      63,739
    Allocated income taxes...................      (9,306)         (9,306)       2,608         2,608        (1,348)     (6,632)
    Investment tax credit -- deferred........      (8,787)         (8,787)     (14,121)      (14,121)          (11)       (519)
    Income tax effect of disallowed costs....    (105,482)       (105,482)     (24,759)      (24,759)           --          --
    Interest on long-term debt...............     216,029         216,029      191,569       191,569       176,179     160,795
    Amortization of debt expense and premium
      -- net, and other interest charges.....       7,846           7,846       13,162        13,162         9,004      12,195
    One-third of all rentals (Estimated to be
      representative of the interest
      component).............................       4,185           4,185        5,053         5,053         4,996       5,117
    Interest on In-Core Fuel.................       8,020           8,020        6,802         6,802         6,862       6,278
    Disallowed Clinton Plant Costs...........          --         451,244           --       160,328            --          --
                                              ------------    ------------    --------    ------------    --------    --------
Earnings (loss) available for fixed charges
  and preferred stock dividend
  requirements...............................  $ (127,740)     $  323,504     $159,672      $320,000      $382,285    $387,991
                                              ============    ============    =========   ============    =========   =========
Fixed charges:
  Interest on long-term debt.................  $  216,029      $  216,029     $191,559      $191,559      $176,179    $160,795
  Amortization of debt expense and premium --
    net, and other interest charges..........      27,004          27,004       31,093        31,093        25,553      25,765
  One-third of all rentals (Estimated to be
    representative of the interest
    component)...............................       4,185           4,185        5,053         5,053         4,996       5,117
                                              ------------    ------------    --------    ------------    --------    --------
Fixed charges................................  $  247,218      $  247,218     $227,705      $227,705      $206,728    $191,697
                                              ============    ============    =========   ============    =========   =========
Ratio of earnings to fixed charges...........       (0.52)*          1.31         0.70*         1.41          1.85        2.02
                                                    =====            ====         ====          ====          ====        ====

                                                                                             **
                                                                                        SUPPLEMENTAL
                                                                **         12 MONTHS     12 MONTHS
                                                           SUPPLEMENTAL      ENDED         ENDED
                                              -------------------------    JUNE 30,       JUNE 30,
                                                 1993          1993          1994           1994
                                               --------    ------------    ---------    ------------
Earnings Available for Fixed Charges and
  Preferred Stock Dividend Requirements:
Net Income (Loss) per "Statement of
  Income"....................................  ($56,038)     ($56,038)     ($42,031)      ($42,031)
  Add:
    Income Taxes:
      Current................................    25,260        25,260        35,390         35,390
      Deferred -- Net........................    82,057        82,057        82,985         82,985
    Allocated income taxes...................   (12,599)      (12,599)      (11,479)       (11,479)
    Investment tax credit -- deferred........      (782)         (782)       (3,968)        (3,968)
    Income tax effect of disallowed costs....   (70,638)      (70,638)      (70,638)       (70,638)
    Interest on long-term debt...............   154,110       154,110       146,168        146,168
    Amortization of debt expense and premium
      -- net, and other interest charges.....    17,007        17,007        18,042         18,042
    One-third of all rentals (Estimated to be
      representative of the interest
      component).............................     5,992         5,992         6,421          6,421
    Interest on In-Core Fuel.................     6,174         6,174         6,696          6,696
    Disallowed Clinton Plant Costs...........        --       270,956            --        270,956
                                               --------    ------------    ---------    ------------
Earnings (loss) available for fixed charges
  and preferred stock dividend
  requirements...............................  $150,543      $421,499      $167,586       $438,542
                                               =========   ============    =========    ============
Fixed charges:
  Interest on long-term debt.................  $154,110      $154,110      $146,168       $146,168
  Amortization of debt expense and premium --
    net, and other interest charges..........    27,619        27,619        28,287         28,287
  One-third of all rentals (Estimated to be
    representative of the interest
    component)...............................     5,992         5,992         6,421          6,421
                                               --------    ------------    ---------    ------------
Fixed charges................................  $187,721      $187,721      $180,876       $180,876
                                               =========   ============    =========    ============
Ratio of earnings to fixed charges...........      0.80*         2.25          0.93 *         2.42
                                                   ====          ====          ====           ====

- ------------------
 * Earnings are inadequate to cover fixed charges. Additional earnings (thousands) of $374,958, $68,033, $37,178, and $13,290 for 1989, 1990, 1993
   and the twelve months ended June 30, 1994, respectively, are required to attain a one-to-one Ratio of Earnings to Fixed Charges.
** Supplemental Ratio of Earnings to Fixed Charges presented to exclude nonrecurring item -- Disallowed Clinton plant costs.

                             ILLINOIS POWER COMPANY
           STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO COMBINED
            FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                             (THOUSANDS OF DOLLARS)

                                               YEAR ENDED          **                         **
                                              DECEMBER 31,    SUPPLEMENTAL               SUPPLEMENTAL
                                              ------------------------------------------------------------------------------
                                                  1989            1989         1990          1990         1991        1992
                                              ------------    ------------   --------    ------------   --------    --------
Earnings Available for Fixed Charges and
  Preferred Stock Dividend Requirements:
Net Income (Loss) per "Statement of
  Income"....................................   ($288,432)      ($288,432)   ($78,484)     ($78,484)    $109,244    $122,088
  Add:
    Income Taxes:
      Current................................     (43,577)        (43,577)     21,307        21,307       29,369      22,930
      Deferred -- Net........................      91,764          91,764      36,545        36,545       45,990      63,739
    Allocated income taxes...................      (9,306)         (9,306)      2,608         2,608       (1,348)     (6,632)
    Investment tax credit -- deferred........      (8,787)         (8,787)    (14,121)      (14,121)         (11)       (519)
    Income tax effect of disallowed costs....    (105,482)       (105,482)    (24,759)      (24,759)          --          --
    Interest on long-term debt...............     216,029         216,029     191,559       191,559      176,179     160,795
    Amortization of debt expense and premium
      -- net, and other interest charges.....       7,846           7,846      13,162        13,162        9,004      12,195
    One-third of all rentals (Estimated to be
      representative of the interest
      component).............................       4,185           4,185       5,053         5,053        4,996       5,117
    Interest on In-Core Fuel.................       8,020           8,020       6,802         6,802        8,862       8,278
    Disallowed Clinton Plant Costs...........          --         451,244          --       160,328           --          --
                                              ------------    ------------   --------    ------------   --------    --------
Earnings (loss) available for fixed charges
  and preferred stock dividend
  requirements...............................   ($127,740)     $  323,504    $159,672      $320,000     $382,285    $387,991
                                              ============    ============   =========   ============   =========   =========
Fixed charges and preferred stock dividend
  requirements:
  Interest on long-term debt.................  $  216,029      $  216,029    $191,559      $191,559     $176,179    $160,795
  Amortization of debt expense and premium --
    net, and other interest charges..........      27,004          27,004      31,093        31,093       25,553      25,785
  One-third of all rentals (Estimated to be
    representative of the interest
    component)...............................       4,185           4,185       5,053         5,053        4,996       5,117
  Earnings required (before taxes) for
    preferred stock dividends)...............      37,365***       56,979      36,839***     66,743       52,023      48,691
                                              ------------    ------------   --------    ------------   --------    --------
Fixed charges and preferred stock dividend
  requirements...............................  $  284,583      $  304,197    $264,544      $294,448     $258,751    $240,388
                                              ============    ============   =========   ============   =========   =========
Ratio of earnings to fixed charges and
  preferred stock dividend requirements......       (0.45)*          1.06        0.60*         1.09         1.48        1.61
                                                    =====            ====        ====          ====         ====        ====

                                                                                            **
                                                                                       SUPPLEMENTAL
                                                                **        12 MONTHS     12 MONTHS
                                                           SUPPLEMENTAL     ENDED         ENDED
                                              -------------------------   JUNE 30,       JUNE 30,
                                                 1993          1993         1994           1994
                                               --------    ------------   ---------    ------------
Earnings Available for Fixed Charges and
  Preferred Stock Dividend Requirements:
Net Income (Loss) per "Statement of
  Income"....................................  ($56,038)     ($56,038)    ($42,031)      ($42,031)
  Add:
    Income Taxes:
      Current................................    25,260        25,260       35,390         35,390
      Deferred -- Net........................    82,057        82,057       82,985         82,985
    Allocated income taxes...................   (12,599)      (12,599)     (11,479)       (11,479)
    Investment tax credit -- deferred........      (782)         (782)      (3,968)        (3,968)
    Income tax effect of disallowed costs....   (70,638)      (70,638)     (70,638)       (70,638)
    Interest on long-term debt...............   154,110       154,110      146,168        146,168
    Amortization of debt expense and premium
      -- net, and other interest charges.....    17,007        17,007       18,042         18,042
    One-third of all rentals (Estimated to be
      representative of the interest
      component).............................     5,992         5,992        6,421          6,421
    Interest on In-Core Fuel.................     6,174         6,174        6,696          6,696
    Disallowed Clinton Plant Costs...........        --       270,956           --        270,956
                                               --------    ------------   ---------    ------------
Earnings (loss) available for fixed charges
  and preferred stock dividend
  requirements...............................  $150,543      $421,499     $167,586       $438,542
                                               =========   ============   =========    ============
Fixed charges and preferred stock dividend
  requirements:
  Interest on long-term debt.................  $154,110      $154,110     $146,168       $146,168
  Amortization of debt expense and premium --
    net, and other interest charges..........    27,619        27,619       28,287         28,287
  One-third of all rentals (Estimated to be
    representative of the interest
    component)...............................     5,992         5,992        6,421          6,421
  Earnings required (before taxes) for
    preferred stock dividends)...............    26,123***     43,100       24,283 ***     40,291
                                               --------    ------------   ---------    ------------
Fixed charges and preferred stock dividend
  requirements...............................  $213,844      $230,821     $205,159       $221,167
                                               =========   ============   =========    ============
Ratio of earnings to fixed charges and
  preferred stock dividend requirements......      0.70*         1.83         0.82 *         1.98
                                                   ====          ====         ====           ====

- ------------------
  * Earnings are inadequate to cover fixed charges. Additional earnings (thousands) of $412,323, $104,872, $63,301, and $37,573 for 1989, 1990, 1993
    and the twelve months ended June 30, 1994, respectively, are required to attain a one-to-one Ratio of Earnings to Fixed Charges.
 ** Supplemental Ratio of Earnings to Fixed Charges presented to exclude nonrecurring item -- Disallowed Clinton plant costs.
*** Because the Company incurred a pre-tax loss, these amounts are at the net preferred dividend requirement level.